Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-1
*CUSIP:   21988G205    Class   A-1
          21988GAA4    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 24, 2006.

INTEREST ACCOUNT
----------------

Balance as of   July 15, 2005.....                                                 $0.00
        Scheduled Income received on securities.....                       $1,766,282.70
        Unscheduled Income received on securities.....                             $0.00
        Interest portion of Call Price received January 17,                   $19,625.00
        2006 upon $19,625.00 exercise of Call Rights by 100% of the holders thereof.....

LESS:
        Distribution of January 15, 2006 interest to Class                 -$1,766,250.00
        A-1 Holders.....
        Distribution of January 17, 2006 interest portion                     -$19,625.00
        of Call Price to Class A-1 Holders.....
        Distribution to Class A-2 Holders.....                                     -$0.00
        Distribution to Depositor.....                                             -$0.00
        Distribution to Trustee.....                                              -$32.70
Balance as of   January 24, 2006.....                                                0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   July 15, 2005.....                                                  $0.00
        Scheduled principal payment received on securities.....                     $0.00
        Principal portion of Call Price received January 17,               $45,238,482.00
        2006 upon exercise of Call Rights by 100% of the
        holders thereof.....
        Remaining principal portion of Call Price received                     $59,004.02
        January 24, 2006 upon exercise of Call Rights by 100%
        of the holders thereof.....

LESS:
        Distribution to Holders.....                                               -$0.00
        Distribution of principal to Class A-1 Holders on January 17,     -$45,000,000.00
        2006.....
        Distribution of principal to Class A-2 Holders on January 17,        -$238,482.00
        2006.....
        Distribution of $46,851,000 principal amount of                            -$0.00
        underlying securities to Call Rights Holder on
        January 17, 2006.....
        Distribution of remaining principal to Class A-2                       $59,004.02
        Holders on January 24, 2006.....
Balance as of   January 24, 2006.....                                               $0.00

             UNDERLYING SECURITIES HELD AS OF     January 24, 2006

           Principal
             Amount                        Title of Security
           ----------                      -----------------
                 $0.00 JPM Capital Trust I 7.54% Cumulative Capital Securities due January 15, 2027
                             *CUSIP:      46623PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.